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                                                                    EXHIBIT 23.2

                        CONSENT OF INDEPENDENT ENGINEERS

     As independent engineering consultants, we hereby consent to the use of our reports and data extracted therefrom (and all references to our Firm) incorporated by reference in or otherwise made a part of this Amendment No. 1 to Registration Statement on Form S-3 relating to the registration of 3,000,000 shares of the Common Stock, $0.10 par value, of Costilla Energy, Inc. to be filed with the Securities and Exchange Commission on or about January 22, 1999.

                                          WILLIAMSON PETROLEUM CONSULTANTS, INC.

Houston, Texas
January 22, 1999